EXHIBIT 4(h)





    Number                USAA MUTUAL FUND, INC.               Shares

                  S&P 500(registered trademark) INDEX FUND
          Incorporated Under the Laws of the State of Maryland




Account No.            Alpha Code                     CUSIP ______________
                                                      See Reverse Side for
                                                         Certain Definitions


THIS CERTIFIES that




is the owner of


fully paid and nonassessable shares of the common stock of the par value of one cent per share of USAA MUTUAL FUND, INC., transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.




Dated:



/s/ Sherron Kirk            PICTURE of                /s/Michael J.C. Roth
TREASURER             USAA MUTUAL FUND, INC.          PRESIDENT
                            SEAL 1980




                                           Countersigned:
                                           USAA SHAREHOLDER ACCOUNT SERVICES
                                             (San Antonio)    TRANSFER AGENT

                                           By
                                             -------------------------------
                                               AUTHORIZED SIGNATURE

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -. . .Custodian. . .
TEN ENT - as tenants by the entireties                    (Cust)       (Minor)
JT TEN  - as jointtenants with the               under Uniform Gifts to Minors
          right of survivorship and              Act . . . . . .  . . . . . .
          not as tenants in common                           (State)

    Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED, I/We hereby sell, assign and transfer unto



Please Insert Social Security or Other
Taxpayer Identification Number of Assignee

_________________________________________________________________________
     Please Print or Typewrite Name and Address of Assignee
_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

____________________________________________(____________________)_______
shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________ attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated________________ Signature(s)_______________________________________



Signature Guaranteed By__________________________________________________

                (The signature(s) to this assignment must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement, or any change whatsoever.)


                This certificate is transferable or redeemable at the offices of the Transfer Agent, USAA Shareholder Account Services, USAA Building, San Antonio, TX 78288.


    The Signature Guarantee must be by an authorized person of a commercial bank or trust company which is a member of the FDIC, a savings bank or savings and loan association which is a member of the FSLIC, a credit union which is a member of the NCUA, or by a member firm of a domestic stock exchange. A NOTARIZATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE.